EXHIBIT (8)(a)(6)

AMENDMENT NO. 32 TO PARTICIPATION AGREEMENT

(ATST)

AMENDMENT NO. 32 TO

PARTICIPATION AGREEMENT AMONG

AEGON/TRANSAMERICA SERIES FUND, INC.,

TRANSAMERICA LIFE INSURANCE COMPANY,

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,

PEOPLES BENEFIT LIFE INSURANCE COMPANY,

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND

TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

The Participation Agreement, dated July 1, 1992, as amended (“Agreement”) among AEGON/Transamerica Series Fund, Inc. (the “Fund”), Transamerica Life Insurance Company (“Transamerica”), Transamerica Financial Life Insurance Company (“TFLIC”), Peoples Benefit Life Insurance Company (“Peoples”), Transamerica Occidental Life Insurance Company (“TOLIC”), and Transamerica Life Insurance and Annuity Company (“TALIAC”) is hereby amended as follows:

1.	The name of AEGON/Transamerica Series Fund, Inc. is changed to AEGON/Transamerica Series Trust, effective May 1, 2005.

2.	Schedule A of the Agreement is deleted in its entirety and replaced with the following Amended Schedule A:

AMENDED SCHEDULE A

Effective May 1, 2005

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:	Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
Transamerica Financial Life Insurance Company Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
TFLIC Series Life Account
TFLIC Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf of its Separate Account VA-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TA PPVUL 1
Separate Account VA K
Separate Account VA H
Separate Account VA G
Separate Account VA-2LNY
Separate Account VA-2L
Separate Account VL A
AES Private Placement VA Separate Account
Separate Account VA L
Separate Account VA P
PFL Corporate Account One

AMENDED SCHEDULE A (continued)

Separate Account VA R
Separate Account VA S
Separate Account VA Q
Separate Account QNY
Separate Account VA W
Separate Account VA WNY
TFLIC Separate Account VNY

Policies:	Transamerica Landmark Variable Annuity
Transamerica Landmark NY Variable Annuity
Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
TFLIC & Peoples – Advisor’s Edge Variable Annuity
Peoples – Advisors’s Edge Select Variable Annuity
Legacy Builder Plus
TFLIC Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity
TransUltra® Variable Universal Life
TFLIC Freedom Elite Builder
TFLIC Premier Variable Annuity
Immediate Income Builder II
Premier Asset Builder Variable Annuity
TransAccumulatorSM VUL
TFLIC Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder – BAI Variable Annuity
Dreyfus Advisor Advantage Variable Annuity
Dreyfus Access Advantage Variable Annuity
Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)
Dreyfus/Transamerica Triple Advantage® Variable Annuity
Transamerica Variable Life
Advisor’s Edge Select Private Placement
Transamerica Preferred Advantage Variable Annuity
Portfolio Select Variable Annuity
Flexible Premium Variable Annuity - A
Flexible Premium Variable Annuity - B
Flexible Premium Variable Annuity - C
Flexible Premium Variable Annuity - D
Flexible Premium Variable Annuity - E
Flexible Premium Variable Annuity – G
TFLIC Freedom Elite Builder II
Flexible Premium Variable Annuity – H
Advisor’s Edge® NY Variable Annuity

Portfolios:	AEGON/Transamerica Series Fund, Inc. – each Portfolio has an Initial Class and a Service Class of Shares

AEGON Bond
Asset Allocation – Conservative Portfolio
Asset Allocation – Growth Portfolio
Asset Allocation – Moderate Portfolio

AMENDED SCHEDULE A (continued)

Portfolios:
Asset Allocation – Moderate Growth Portfolio
American Century International
American Century Large Company Value
Capital Guardian U.S. Equity
Capital Guardian Global
Capital Guardian Value
Clarion Real Estate Securities
Federated Growth & Income
Great Companies – America sm
Great Companies – Technology sm
J.P. Morgan Enhanced Index
J.P. Morgan Mid Cap Value
Janus Growth
Jennison Growth
Marsico Growth
Mercury Large Cap Value
MFS High Yield
Munder Net50
PIMCO Total Return
Salomon All Cap
Select+ Aggressive
Select+ Conservative
Select+ Growth & Income
Templeton Great Companies Global
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Third Avenue Value
Transamerica Balanced
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica Small/Mid Cap Value
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Large Cap Core
Van Kampen Emerging Growth

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of May 1, 2005.

AEGON/TRANSAMERICA SERIES TRUST		TRANSAMERICA LIFE INSURANCE COMPANY

By its authorized officer,		By its authorized officer,

By:	/s/ T. Gregory Reymann, II	By:	/s/ Priscilla I. Hechler
	T. Gregory Reymann, II		Priscilla I. Hechler
Title:	Vice President and Counsel	Title:	Assistant Secretary

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY		PEOPLES BENEFIT LIFE INSURANCE LIFE COMPANY

By its authorized officer,		By its authorized officer,

By:	/s/ Priscilla I. Hechler	By:	/s/ Priscilla I. Hechler
	Priscilla I. Hechler		Priscilla I. Hechler
Title:	Assistant Vice President and Assistant Secretary	Title:	Assistant Vice President and Assistant Secretary

TRANSAMERICA OCCIDENTAL INSURANCE COMPANY		TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

By its authorized officer,		By its authorized officer,

By:	/s/ Priscilla I. Hechler	By:	/s/ Priscilla I. Hechler
	Priscilla I. Hechler		Priscilla I. Hechler
Title:	Assistant Vice President and Assistant Secretary	Title:	Assistant Vice President and Assistant Secretary